As filed with the Securities and Exchange Commission on July 30, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invesco Finance, Inc.	Invesco Ltd.	Invesco Finance plc

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Bermuda	England and Wales
(State or Other Jurisdiction of Incorporation or Organization)

45-2404843	98-0557567	98-1114914
(I.R.S. Employer Identification No.)

Invesco Finance, Inc. 1555 Peachtree Street, NE, Atlanta, Georgia 30309 Telephone: (404) 892-0896	Invesco Ltd. 1555 Peachtree Street, NE, Atlanta, Georgia 30309 Telephone: (404) 892-0896	Invesco Finance plc Perpetual Park Perpetual Park Drive Henley-on-Thames Oxfordshire, RG9 1HH, United Kingdom Telephone: +44 (0) 1491-417-000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Robert H. Rigsby

Managing Director – Corporate Legal

Invesco Ltd.

1555 Peachtree Street N.E

Atlanta, Georgia 30309

Telephone: (404) 479-2845

(Name, address, and telephone number, of agent for service)

Copies to:

Mark F. McElreath

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Telephone: (212) 210-9595

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities	—	—	—	—
Guarantees of Debt Securities(4)	—	—	—	—
Preference Shares, par value $.20 per share	—	—	—	—
Common Shares, par value $.20 per share	—	—	—	—
Warrants	—	—	—	—
Subscription Rights	—	—	—	—
TOTAL	—	—	—	—

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)

Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate initial offering price or number of Debt Securities, Guarantees, Preference Shares, Common Shares, Warrants, and Subscription Rights of Invesco Ltd., or one or more of its consolidated subsidiaries, is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.
(4)	Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the Guarantees.

Prospectus

Invesco Ltd.

Invesco Finance plc

Invesco Finance, Inc.

Debt Securities

Guarantees of Debt Securities

Preference Shares

Common Shares

Warrants

Subscription Rights

Invesco Ltd. or its subsidiaries (which we refer to together as the “company,” “Invesco,” or “we”) may offer from time to time (i) senior or subordinated debt securities, (ii) guarantees of debt securities, (iii) preference shares, (iv) common shares, (v) warrants to purchase our debt securities, preference shares, common shares, or other securities, or (vi) subscription rights to purchase our debt securities, preference shares, common shares, or other securities.

We will provide the terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common shares are listed on the New York Stock Exchange under the symbol “IVZ.” If we decide to seek a listing of any debt securities, preference shares or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Our telephone number is (404) 892-0896.

Investing in our securities involves risk. You should carefully consider the “Risk Factors” beginning on page 3 before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf registration” statement on Form S-3 that we filed with the Securities and Exchange Commission (“Commission” or “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 17.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus or prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus or prospectus supplement that more fully describes the terms of the offering.

When used in this prospectus, the terms “company,” “Invesco,” “issuer,” “we,” “our,” and “us” may refer to Invesco Ltd. and its consolidated subsidiaries, unless otherwise specified.

INVESCO LTD.

Invesco Ltd. is an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Invesco Ltd. offers a comprehensive range of active, passive and alternative investment capabilities that has been constructed over many years to help clients achieve their investment objectives. Invesco Ltd. draws on this comprehensive range of capabilities to provide customized solutions designed to deliver key outcomes aligned to client needs. With more than 8,000 employees and an on-the-ground presence in over 20 countries, Invesco Ltd. is well positioned to meet the needs of investors across the globe. Invesco Ltd. has specialized investment teams managing investments across a broad range of asset classes, investment styles and geographies. For decades, individuals and institutions have viewed Invesco Ltd.’s organization as a trusted partner for a broad range of investment needs. Invesco Ltd. has a significant presence in the retail and institutional markets within the investment management industry in North America, EMEA (Europe, Middle East and Africa) and Asia-Pacific, serving clients in more than 120 countries. As of June 30, 2021, the firm managed approximately $1.525 trillion in assets for investors around the world.

Invesco Ltd. is organized under the laws of Bermuda. Invesco Ltd.’s common shares are listed and traded on the New York Stock Exchange under the symbol “IVZ.” Invesco Ltd. maintains a website at www.invesco.com/corporate. Information contained on its website shall not be deemed to be part of, or be incorporated into, this document.

INVESCO FINANCE PLC

Invesco Finance plc is an indirect wholly owned subsidiary of Invesco Ltd. Invesco Finance plc was established to provide for the ongoing financing needs of Invesco Ltd. and its subsidiaries. The principal address of Invesco Finance plc is Perpetual Park, Perpetual Park Drive, Henley-on-Thames, Oxfordshire, RG9 1HH, United Kingdom, and its telephone number is +44(0) 1491-417-000.

INVESCO FINANCE, INC.

Invesco Finance, Inc. is an indirect wholly owned subsidiary of Invesco Ltd. Invesco Finance, Inc. was established to provide for the ongoing financing needs of Invesco Ltd. and its subsidiaries. The principal address of Invesco Finance, Inc. is 1555 Peachtree St. N.E., Atlanta, Georgia, 30309, and its telephone number is (404) 892-0896.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider any specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, including any documents incorporated by reference herein or therein, other public filings, and oral or written statements by us and our management, may include statements that constitute “forward-looking statements” within the meaning of the United States securities laws. These statements are based on the beliefs and assumptions of our management and on information available to us at the time such statements are made. Forward-looking statements include information concerning possible or assumed future results of our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt levels and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products, the prospects for certain legal contingencies, and other aspects of our business or general economic conditions. In addition, when used in this prospectus, the documents incorporated by reference herein or such other documents or statements, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The factors described in this prospectus, incorporated by reference into this prospectus or contained in our other filings with the Commission, among others, could cause our results to differ materially from any results described in any forward-looking statements.

For more discussion of the risks affecting us, please refer to the section above entitled “Risk Factors.”

You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us and our businesses generally. We expressly disclaim any obligation to update any of the information in this or any other public filing if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise. For all forward-looking statements, we claim the “safe harbor” provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. The prospectus supplement relating to an offering may contain a more detailed or different description of the use of proceeds.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either senior debt or subordinated debt, secured or unsecured.

Invesco Finance plc and Invesco Finance, Inc. are indirect wholly owned subsidiaries of Invesco Ltd. When used in this section, the terms “company,” “Invesco,” “issuer,” “we,” “our,” and “us” may refer to Invesco Ltd., Invesco Finance plc, or Invesco Finance, Inc., unless otherwise specified.

The indenture for any debt securities will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. The following summary of the material provisions of the form of indenture and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the form of indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

The form of indenture does not limit the amount of debt, either secured or unsecured, which may be issued by us under indentures or otherwise. The debt securities may be fully and unconditionally guaranteed by the guarantors identified in the prospectus supplement. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The form of indenture does not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of Invesco Ltd.’s share capital may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Memorandum of Association and our Third Amended and Restated Bye-Laws, as amended (“Bye-Laws”). You should refer to, and read this summary together with, our Memorandum of Association and Bye-Laws, copies of which are available as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), to review all of the terms of our share capital that may be important to you. You may obtain copies of our Annual Report at the SEC website at www.sec.gov. The descriptions of the Memorandum of Association and the Bye-Laws contained herein are qualified by reference to the actual documents.

General

Shares Authorized and Outstanding. The authorized share capital of Invesco Ltd. is 1,050,000,000 common shares of par value $0.20 each and 20,000,000 undesignated shares of par value $0.20 per share, which may be issued without any prior shareholder approval as common shares or preference shares. The company has designated 4,010,448 shares, par value $.20 per share of 5.9% fixed rate non-cumulative perpetual series A preference shares that are currently outstanding. Our preferred stock is not registered. Please refer to the cover of our annual report on Form 10-K for the number of shares of our common stock outstanding.

DESCRIPTION OF COMMON STOCK

Unless the context otherwise requires, references to “shareholder” or “shareholders” means the person(s) whose name(s) appears on a company’s register of members or shareholders and who are the legal owners of the common shares concerned.

Voting Rights. In general, and except as provided below, a shareholder who is present in person and entitled to vote at a shareholders’ meeting is entitled to one vote on a show of hands regardless of the number of shares he or she holds. On a poll, the method by which we have conducted our previous shareholders’ meetings, each shareholder having the right to vote, who is present in person or by proxy, is entitled to one vote for each common share held. Under our Bye-Laws, subject to certain exceptions, including amalgamations and schemes of arrangement, which, in certain circumstances in accordance with the Bermuda Companies Act 1981 (as amended), require the affirmative vote of at least three-fourths of the votes cast, any questions proposed for the consideration of the shareholders at any general meeting generally are decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-Laws. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50 percent of the issued and outstanding shares entitled to vote at the meeting constitute a quorum for the transaction of business.

Action by Written Consent. Under Bermuda law and subject to our Bye-Laws, the Bermuda Companies Act 1981 (as amended) provides that shareholders may take action by resolution in writing signed by the majority of shareholders representing the majority required to pass the resolution if it was considered at a general meeting; our Bye-Laws, however, require a resolution in writing to be signed by 100 percent of shareholders who on the date of the resolution would be entitled to attend that meeting and vote on the resolution.

Listing. Our common shares are listed on the New York Stock Exchange under the symbol “IVZ.”

Sources and Payment of Dividends

Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that a company is, or after the payment is made would be, unable to pay its liabilities as they become due, or the realizable value of such company’s assets would be less, as a result of the payment, than its liabilities. Dividends or distributions of contributed surplus may not be paid out of the company’s share premium account. The excess of the consideration paid on an issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be applied in certain limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings as fully paid bonus shares, but is otherwise subject to limitation. Holders of our common shares are entitled to receive such dividends as lawfully may be declared from time to time by our board of directors.

Rights of Repurchase and Redemption

Upon a resolution of our board of directors, we may generally make open-market purchases of our shares without shareholder approval. Any shares repurchased by Invesco Ltd. would either be cancelled or held as treasury shares in accordance with the Bermuda Companies Act 1981 (as amended). In addition, we may only repurchase shares if on the date the repurchase is to be effected there are reasonable grounds for believing that Invesco Ltd. can pay its liabilities as they become due at the time of repurchase and thereafter.

Our Board of Directors

Our Bye-Laws provide that the number of directors will be determined by our board of directors. Currently, our board of directors consists of twelve persons. Each director is elected for a one-year term.

Liquidation Rights

If Invesco Ltd. is to be wound up, the liquidator may, with the sanction of a resolution of the shareholders, divide amongst the shareholders the whole or any part of the assets of Invesco Ltd. (whether they consist of property of the same kind or not) and may, for this purpose, set such value on these assets as the liquidator deems fair. However, no shareholder will be compelled to accept any shares or other securities or assets whereon there is any liability.

Nomination Procedures

The Bermuda Companies Act 1981 (as amended) provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least five percent (5%) of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Under our Bye-Laws, for nominations or other business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our corporate secretary and such other business must otherwise be a proper matter for shareholder action. Notice is considered timely only if given to our corporate secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual general meeting of shareholders. However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by the shareholder of business or the nomination of directors for election or re-election to be brought before the annual general meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Our Bye-Laws set forth the information that must be furnished to our corporate secretary in order for any such notice to be proper.

Amendment of Bye-Laws

Generally, our Bye-Laws may be rescinded, altered or amended, and new Bye-Laws may be made when approved by a resolution of our board of directors and by a resolution of our shareholders. However, our Bye-Laws require the affirmative vote of the holders of at least three-quarters of the total combined voting power of all our issued and outstanding shares in order to amend certain of our Bye-Laws.

Pre-emptive Rights

Under Bermuda law, unless otherwise provided in a company’s Bye-Laws, shareholders of a company are not entitled to pre-emptive rights. Our Bye-Laws do not provide for pre-emptive rights.

Preference Shares

Subject to our Bye-Laws and Bermuda law, our board of directors has the power to issue any of Invesco Ltd.’s undesignated shares as it determines, including the power to issue any shares or class of shares with preferred, deferred or other special rights.

Subject to certain limitations contained in our Bye-Laws and any limitations prescribed by applicable law, our board of directors is authorized to issue preference shares in one or more series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of such shares, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption/repurchase (including sinking fund provisions), redemption/repurchase prices and liquidation preferences, and the number of shares constituting, and the designation of, any such series, without further vote or action by shareholders. Under our Memorandum of Association and Bye-Laws, there are 15,989,552 undesignated shares that may be issued either as common shares or as preference shares.

Share Class Rights

The rights attached to any class or series may be amended with the written consent of the holders of seventy-five percent (75%) of the issued shares of the class or series being affected or with the sanction of a resolution passed by the holders of not less than seventy-five percent (75%) of the issued shares of that class at a separate general meeting of the holders of the shares of the class or series voting in person or by proxy.

Rights of Inspection

Members of the general public have the right to inspect Invesco Ltd.’s public documents available at the office of the Registrar of Companies in Bermuda and the company’s registered office in Bermuda, which will include the company’s Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to any increase or reduction of authorized capital. Shareholders have the additional right to inspect our Bye-Laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of shareholders is also open to inspection by shareholders or members of the public without charge, and copies are to be provided on request with the payment of the appropriate fee. Invesco Ltd. is also required to maintain a share register in Bermuda, but by giving the required notice to the Bermuda Registrar of Companies, the company may establish a branch register outside of Bermuda. Invesco Ltd. is required to keep at the registered office a register of the company’s directors and officers (containing that information required under Bermuda law), which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Restrictions of Transfer

Unless otherwise required by any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), we may decline to approve or to register any transfer of any shares if a written opinion from counsel has not been obtained to the effect that registration of such shares under the Securities Act is not required, and we must decline to approve or to register any transfer of any share if the transferee has not been approved by applicable governmental authorities if approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda. If we refuse to register a transfer of any share, our corporate secretary must send the transferor and transferee notice of the refusal within one month after the date on which the transfer was lodged. The registration of transfers may be suspended at such times and for such periods as the company may from time to time determine, but registration cannot be suspended for more than 45 days in any year.

Change of Control

Our Bye-Laws contain certain provisions that may impede or delay an unsolicited takeover of the company under certain circumstances. For example, under our Bye-Laws:

•

we are prohibited from engaging, under certain circumstances, in a business combination (as defined in our Bye-Laws) with any interested shareholder (as defined in our Bye-Laws) for three years following the date that the shareholder became an interested shareholder;

•

our board of directors, without further shareholder action, is permitted by our Bye-Laws to issue preference shares, in one or more series, and determine by resolution any designations, preferences, qualifications, privileges, limitations, restrictions, or special or relative rights of an additional series. The rights of preferred shareholders may supersede the rights of common shareholders;

•	shareholders may only remove directors for cause (as defined in our Bye-Laws);

•	our board of directors is authorized to expand its size and fill vacancies; and

•	shareholders cannot act by written consent unless the consent is unanimous.

Transfer Agent

Invesco Ltd.’s U.S. transfer agent is Computershare Inc.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preference shares, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering of warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preference shares, common shares, or other securities. These subscription rights may be issued independently or together with any other security offered and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•

loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

General

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and

•	the public offering price and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale of any securities, the underwriters will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Underwriting compensation paid to members of the Financial Industry Regulatory Authority, Inc. for any offering of securities under this prospectus will be fair and reasonable, not to exceed 8% of the offering proceeds.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms and their affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the common shares, which are listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preference shares or warrants on any securities exchange; any such listing with respect to any particular debt securities, preference shares or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common shares, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.invesco.com/corporate. Our stock is quoted on the New York Stock Exchange under the symbol “IVZ.” We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus, will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including exhibits:

The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 19, 2021;

•	our Proxy Statement on Schedule 14A filed with the SEC on March 26, 2021;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on April 30, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on July  30, 2021; and

•

our Current Reports on Form 8-K filed with the SEC on January 4, 2021, January  13, 2021, January  26, 2021, February  10, 2021, March  10, 2021, April  13, 2021, April  27, 2021, May  12, 2021, May  17, 2021, June  10, 2021, July  13, 2021, and July 27, 2021.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

Invesco Ltd.

1555 Peachtree Street N.E.

Atlanta, Georgia 30309

Attn: Office of the Secretary

(404) 892-0896

E-mail: company.secretary@invesco.com

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the preference shares and common shares offered hereby has been passed upon by Appleby (Bermuda) Limited, Bermuda counsel to Invesco. The validity of the warrants, subscription rights, and unsecured senior or subordinated debt securities and guarantees thereof offered hereby has been passed upon by Alston & Bird LLP, U.S. counsel to Invesco. Certain matters of English law in connection with Invesco Finance plc have been passed upon by Linklaters LLP, English counsel to Invesco Ltd.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

References in this Part II to “our company.” “we,” “our,” “us” and “Invesco” refer to Invesco Ltd, a Bermuda Limited Company.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee		*
Trustee fees and expenses	$	+
Printing and distributing	$	+
Legal fees and expenses	$	+
Accounting fees and expenses	$	+
Miscellaneous	$	+

Total	$	+

*	Deferred in reliance on Rule 456(b) and 457(r).
+	To be filed as an exhibit to a document to be incorporated by reference herein or in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Pursuant to its Bye-Laws, Invesco Ltd. will indemnify its officers, directors and employees to the fullest extent permitted by Bermuda law. Such indemnity will extend, without limitation, to any matter in which an officer, director or employee of Invesco may be guilty of negligence, default, breach of duty or breach of trust in relation to Invesco or any of its subsidiaries, but will not extend to any matter in which such officer, director or employee is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty of any fraud or dishonesty in relation to Invesco.

The Bermuda Companies Act 1981 (as amended) enables companies to purchase and maintain, and Invesco’s Bye-Laws permit Invesco to purchase and maintain, insurance for directors and officers against any liability arising from negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to the company. Invesco maintains such policies of insurance on its officers and directors.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

See the Exhibit Index, which is incorporated into this registration statement by reference.

(b)	Financial Statement Schedules

Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Not Applicable.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B.

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

1.1	Form of Underwriting Agreement*

3.1

Memorandum of Association of Invesco Ltd., incorporating amendments up to and including December 4, 2007, incorporated by reference to exhibit 3.1 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2007

3.2

Third Amended and Restated Bye-Laws of Invesco Ltd., incorporating amendments up to and including May 11, 2017, incorporated by reference to exhibit 3.2 to Invesco’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed the Securities and Exchange Commission on July 27, 2017

3.3

Certificate of Designation for the 5.900% fixed rate non-cumulative perpetual series A preference shares, par value $.20 per share, of Invesco Ltd. Incorporated by reference to Exhibit 3.1 to Invesco’s Current Report on For 8-K, filed with the Securities and Exchange Commission on May 24, 2019.

4.1

Specimen Certificate for Common Shares of Invesco Ltd., incorporated by reference to exhibit 4.1 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2007

4.2	Form of Indenture, incorporated by reference to Invesco’s Form S-3ASR, filed with the Securities and Exchange Commission on August 14, 2018.

4.3	Form of Preference Share Certificate*

4.4	Form of Warrant Agreement (including form of warrant certificate)*

4.5	Form of Subscription Rights Agreement (including form of subscription rights certificate)*

5.1	Opinion of Appleby (Bermuda) Limited

5.2	Opinion of Alston & Bird LLP

5.3	Opinion of Linklaters LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.2)

23.4	Consent of Linklaters LLP (included in Exhibit 5.3)

24.1	Power of Attorney (included in signature pages hereto)

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 30th day of July, 2021.

Invesco Ltd.

By:	/s/ Martin L. Flanagan
Martin L. Flanagan
Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan, L. Allison Dukes and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Martin L. Flanagan Martin L. Flanagan	Chief Executive Officer (Principal Executive Officer) and President; Director	July 30, 2021

/s/ L. Allison Dukes L. Allison Dukes	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	July 30, 2021

/s/ Annette Lege Annette Lege	Chief Accounting Officer (Principal Accounting Officer)	July 30, 2021

/s/ G. Richard Wagoner, Jr. G. Richard Wagoner, Jr.	Chairperson and Director	July 30, 2021

/s/ Sarah E. Beshar Sarah E. Beshar	Director	July 30, 2021

/s/ Thomas M. Finke Thomas M. Finke	Director	July 30, 2021

SIGNATURE	TITLE	DATE

/s/ Edward D. Garden Edward D. Garden	Director	July 30, 2021

/s/ William F. Glavin, Jr. William F. Glavin, Jr.	Director	July 30, 2021

/s/ C. Robert Henrikson C. Robert Henrikson	Director	July 30, 2021

/s/ Denis Kessler Denis Kessler	Director	July 30, 2021

/s/ Nelson Peltz Nelson Peltz	Director	July 30, 2021

/s/ Sir Nigel Sheinwald Sir Nigel Sheinwald	Director	July 30, 2021

/s/ Paula Tolliver Paula Tolliver	Director	July 30, 2021

/s/ Phoebe A. Wood Phoebe A. Wood	Director	July 30, 2021

Authorized Representative in the United States:

/s/ L. Allison Dukes
Name:	L. Allison Dukes
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 30th day of July, 2021.

Invesco Finance plc

By:	/s/ Annette Lege
Annette Lege
Director

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan, L. Allison Dukes and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ L. Allison Dukes L. Allison Dukes	Director (Principal Executive Officer)	July 30, 2021

/s/ Annette Lege Annette Lege	Director (Principal Financial Officer and Principal Accounting Officer)	July 30, 2021

/s/ Kevin Oldham Kevin Oldham	Director	July 30, 2021

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 30th day of July, 2021.

Invesco Finance, Inc.

By:	/s/ L. Allison Dukes
L. Allison Dukes
Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan, L. Allison Dukes and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ L. Allison Dukes L. Allison Dukes	Chief Executive Officer (Principal Executive Officer) and Director	July 30, 2021

/s/ Annette Lege Annette Lege	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	July 30, 2021